Exhibit 10.1

Execution Version

PROMISSORY NOTE

$200,000.00	As of September 26, 2022

Arctos NorthStar Acquisition Corp., a Cayman Islands exempted company (“Maker”), promises to pay to the order of Arctos NorthStar Acquisition Holdings, LLC, a Delaware limited liability company (together with its successors and assigns, “Payee”), the principal sum of TWO HUNDRED THOUSAND AND 00/100 DOLLARS ($200,000.00) in lawful money of the United States of America, on the terms and conditions of this Promissory Note, dated as of the date hereof (as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time, this “Note”).

1. Principal. The principal balance of this Note shall be repayable on the consummation of Maker’s merger, share exchange, asset acquisition, share purchase, reorganization, recapitalization, or similar business combination with one or more businesses (a “Business Combination”). Payee understands that if a Business Combination is not consummated, this Note will not be repaid and all amounts owed hereunder will be forgiven except to the extent that Maker has funds available to it outside of the Trust Account (as defined in that certain Investment Management Trust Agreement, dated February 22, 2021, by and between Maker and Continental Stock Transfer & Trust Company, as trustee) established in connection with its initial public offering.

2. Interest. No interest shall accrue on the unpaid principal balance of this Note.

3. Application of Payments. All payments shall be applied first to payment in full of any costs incurred in the collection of any sum due under this Note, including (without limitation) reasonable attorneys’ fees, then to the payment in full of any late charges and finally to the reduction of the unpaid principal balance of this Note.

4. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Maker to pay the principal of this Note within five (5) business days following the date when due.

(b) Voluntary Bankruptcy, Etc. The commencement by Maker of a voluntary case under the Federal Bankruptcy Code, as now constituted or hereafter amended, or any other applicable federal or state bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Maker or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Maker generally to pay its debts as such debts become due, or the taking of corporate action by Maker in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Maker in an involuntary case under the Federal Bankruptcy Code, as now or hereafter constituted, or any other applicable federal or state bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Maker or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

5. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 4(a), Payee may, by written notice to Maker, declare this Note to be due and payable, whereupon the principal amount of this Note, and all other amounts payable thereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

(b) Upon the occurrence of an Event of Default specified in Sections 4(b) and 4(c), the unpaid principal balance of, and all other sums payable with regard to, this Note shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

6. Conversion. Upon consummation of a Business Combination, Payee shall have the option, but not the obligation, to convert the principal balance of this Note, in whole or in part at the option of Payee, into Working Capital Warrants (as defined in that certain Warrant Agreement, dated February 22, 2021, by and between Maker and Continental Stock Transfer & Trust Company, as warrant agent), at a price of $1.50 per Working Capital Warrant. As promptly after notice by Payee to Maker to convert the principal balance of this Note, which must be made at least twenty-four (24) hours prior to the consummation of the Business Combination, as reasonably practicable and after Payee’s surrender of this Note, Maker shall have issued and delivered to Payee, without any charge to Payee, Working Capital Warrants (issued in the name(s) requested by Payee), or made appropriate book-entry notation on the books and records of Maker, for the number of Working Capital Warrants issuable upon the conversion of this Note.

7. Waivers. Maker and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to the Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Maker by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Maker agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof, on any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

8. Unconditional Liability. Maker hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional makers, endorsers, guarantors, or sureties may become parties hereto without notice to Maker or affecting Maker’s liability hereunder.

9. Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by telefacsimile or (v) sent by e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

Arctos NorthStar Acquisition Corp.

2021 McKinney Avenue, #200

Dallas, Texas 75201

Attention: John Vedro

If to Payee:

Arctos Northstar Acquisition Holdings, LLC

2021 McKinney Avenue, #200

Dallas, Texas 75201

Attention: John Vedro

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a telefacsimile transmission confirmation, (iii) the date on which an e-mail transmission was received by the receiving party’s on-line access provider (iv) the date reflected on a signed delivery receipt, or (v) two (2) business days following tender of delivery or dispatch by express mail or delivery service.

10. Trust Waiver. Notwithstanding anything herein to the contrary, Payee hereby waives any and all right, title, interest or claim of any kind (“Claim”) in or to any distribution of or from the Trust Account established in which proceeds of Maker’s initial public offering of securities (“IPO”) (including the deferred underwriters discounts and commissions) and proceeds of the sale of the private placement warrants issued in a private placement which occurred in connection with the consummation of the IPO are deposited, as described in greater detail in the registration statement and prospectus filed with the Securities and Exchange Commission in connection with the IPO, and hereby agrees not to seek recourse, reimbursement, payment or satisfaction for any Claim against the Trust Account for any reason whatsoever.

11. Construction. This Note shall be construed and enforced in accordance with the domestic, internal law, but not the law of conflict of laws, of the State of New York.

12. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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IN WITNESS WHEREOF, Maker, intending to be legally bound hereby, has caused this Note to be duly executed by its Chief Financial Officer the day and year first above written.

ARCTOS NORTHSTAR ACQUISITION CORP.

/s/ John Vedro
Name:	John Vedro
Title:	Chief Financial Officer

[Signature Page to Promissory Note]